As filed with the Securities and Exchange Commission on December 12, 2000
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


             Delaware                                  11-2139466
 (State or other jurisdiction of             (I.R.S. Employer Identification
  incorporation or organization)                          Number)

                                 105 Baylis Road
                            Melville, New York, 11747
               (Address of principal executive offices) (Zip code)

                        COMTECH TELECOMMUNICATIONS CORP.
                            2000 STOCK INCENTIVE PLAN
              Amended and Restated Effective as of October 19, 2000

                        COMTECH TELECOMMUNICATIONS CORP.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                Mr. Fred Kornberg
                        Comtech Telecommunications Corp.
                                 105 Baylis Road
                            Melville, New York, 11747
                                  631-777-8900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        Copies of all communications to:
                             Robert A. Cantone, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                  212-969-3000



================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of      Amount to be   Proposed maximum   Proposed maximum     Amount of
securities    registered(1)   offering price       aggregate       registration
to be                          per share(2)        offering             fee
registered                                         price(2)

--------------------------------------------------------------------------------
Common         2,032,935          $11.125         $22,616,402          $5,971
stock, par       shares
value
$0.10

================================================================================


     (1) Represents the maximum of 1,732,935 shares of the common stock, par value $0.10 (the "Common Stock"), of Comtech Telecommunications Corp. issuable under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as Amended and Restated Effective as of October 19, 2000, and the maximum of 300,000 shares of Common Stock issuable under the Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan. Also includes an aggregate of 2,032,935 preferred stock purchase rights attached to the shares of Common Stock pursuant to the Rights Agreement, dated as of December 15, 1998, between Comtech Telecommunications Corp. and American Stock Transfer and Trust Company, as Rights Agent.

          Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also registers both an indeterminate amount of interests in the Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan and such additional shares of Common Stock and preferred stock purchase rights as may be offered or issued under the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933 and calculated on the basis of the high and low sale prices of the Common Stock as reported on the National Market on December 6, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents By Reference.
     ------  ---------------------------------------

     The following documents filed with the Securities and Exchange Commission by Comtech Telecommunications Corp., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

          (1)  Annual  Report on Form 10-K for the  fiscal  year  ended July 31,
               2000.

          (2) The description of the Corporation's common stock, $0.10 par value (the "Common Stock"), contained in the Corporation's Registration Statement on Form 8-A dated November 22, 1974, as amended by the Corporation's Current Report on Form 8-K dated December 11, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     ------  -------------------------

     Not applicable.

     Item 5. Interest of Named Experts and Counsel.
     ------  -------------------------------------

     The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by the law firm of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. Richard L. Goldberg, a member of the Registrant's Board of Directors, is a partner in said firm.

     Item 6. Indemnification of Directors and Officers.
     ------  -----------------------------------------

     As permitted under the Delaware General Corporation Law ("DGCL) of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation, as amended, contains the following provisions regarding indemnification of directors and officers:

          Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made
          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 5. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

          Section 6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or of the DGCL.

          Section 8. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

     Item 7. Exemption from Registration Claimed.
     ------  -----------------------------------

     Not  Applicable.

     Item 8. Exhibits.
     ------  --------

     4.1 Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1987.)

     4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1991.)

     4.3 Certificate of Amendment to the Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994.)

     4.4 Certificate of Amendment to the Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.)

     4.5 Certificate of Amendment to the Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2000.)

     4.6 Rights Agreement, dated as of December 15, 1998, between the Registrant and American Stock Transfer and Trust Company, as Trust Agent. (Incorporated herein by reference to Exhibit 4.1 to the Registrant's Amended Current Report on Form 8-K/A dated December 23, 1998.)

     4.7 By-Laws of the Registrant. (Incorporated by reference to Exhibit 3(c) of the Registrant's Annual Report on Form 10-K for the year ended July 31, 1998.)

     5      Opinion of Proskauer Rose LLP

     23.1 Consent of Proskauer Rose LLP (included in its opinion filed as Exhibit 5).

     23.2   Consent of KPMG LLP.

     25     Power  of  Attorney  (included  on  the  Signature   Pages  to  this
            Registration Statement)

     The Registrant will submit or has submitted the Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan to the Internal Revenue Service in a timely manner, and has made or will make all changes required by the Internal Revenue Service in order to qualify said Plan.

     Item 9. Undertakings.
     ------  ------------

     (a)    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, County of Suffolk, State of New York, on December 12, 2000.

                                           COMTECH TELECOMMUNICATIONS CORP.



                                           By: /s/ FRED KORNBERG
                                               -------------------------------
                                               Fred Kornberg
                                               Chairman, Chief Executive Officer
                                               and President

Signatures                              Capacity                     Date
----------                              --------                     ----


 /s/ FRED KORNBERG              Chairman, Chief Executive      December 12, 2000
---------------------------     Officer, President and
Fred Kornberg                   Director
                                (Principal Executive Officer)


 /s/ J. PRESTON WINDUS, JR.     Senior Vice President and      December 12, 2000
---------------------------     Chief Financial Officer
J. Preston Windus, Jr.          (Principal Financial and
                                Accounting Officer)


 /s/ GEORGE BUGLIARELLO         Director                       December 12, 2000
---------------------------
George Bugliarello


 /s/ RICHARD L. GOLDBERG        Director                       December 12, 2000
---------------------------
Richard L. Goldberg


 /s/ GERARD R. NOCITA           Director                       December 12, 2000
---------------------------
Gerard R. Nocita


 /s/ JOHN B. PAYNE III          Director                       December 12, 2000
---------------------------
John B. Payne III


 /s/ SOL S. WEINER              Director                       December 12, 2000
---------------------------
Sol S. Weiner

The 2001 Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, County of Suffolk, State of New York, on December 12, 2000.


                           COMTECH TELECOMMUNICATIONS CORP.
                           2001 EMPLOYEE STOCK PURCHASE PLAN


                           By: /s/ GEORGE BUGLIARELLO
                               -------------------------------------------------
                               Name:  George Bugliarello
                               Title: Member of Executive Compensation Committee

                                                                       EXHIBIT 5


                                December 12, 2000


The Board of Directors
Comtech Telecommunications Corp.
105 Baylis Road
Melville, New York 11747


Ladies and Gentlemen:

     We are acting as counsel to Comtech Telecommunications Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 with respect to the offer and sale of up to an aggregate of 2,032,935 shares (the "Shares") of Common Stock, par value $0.10, of the Company (the "Common Stock") under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated as of October 19, 2000, and the Comtech Telecommunications Corporation 2001 Employee Stock Purchase Plan (together, the "Plans").

     We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares, to the extent consisting of shares of Common Stock that are originally issued by the Company in connection with the Plans, are duly authorized and, upon issuance in accordance with the terms of the Plans, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                PROSKAUER ROSE LLP

                                                                    Exhibit 23.2






                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Comtech Telecommunications Corp.


We consent to the use of our report dated October 19, 2000 incorporated herein by reference and in the prospectus.


                                              KPMG LLP


Melville, New York
December 12, 2000